                                                                    EXHIBIT (I)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1995-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAQ2
                      Class B Certificate CUSIP #25466KAR0


Trust Distribution Date: November 15, 1996   Due Period Ending: October 31, 1996

     Pursuant to the Series Supplement dated as of August 1, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

     1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

          Series  1995-2                               Total       Interest     Principal
             Class A      30 days at 6.550000000%  $5.458333333  $5.458333333  $0.000000000

             Class B      30 days at 6.750000000%  $5.625000000  $5.625000000  $0.000000000

     2.   Principal Receivables at the end of the Due Period

      (a) Aggregate Investor Interest                            $12,275,796,676.00
          Seller Interest                                         $2,172,873,943.47

          Total Master Trust                                     $14,448,670,619.47


      (b) Group One Investor Interest                            $10,175,796,676.00

      (c) Group Two Investor Interest                             $2,100,000,000.00

      (d) Series 1995-2 Investor Interest                           $526,316,000.00

      (e) Class A Investor Interest                                 $500,000,000.00

          Class B Investor Interest                                  $26,316,000.00

     3.   Allocation of Receivables Collected During the Due Period

                                                          Finance Charge           Principal          Yield
                                                            Collections           Collections       Collections
      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation                    $189,015,439.27      $1,602,331,456.61       $0.00

          Seller                                            $40,790,565.91        $345,791,894.89       $0.00

      (b) Group One Allocation                             $161,277,854.44      $1,367,192,968.08       $0.00

      (c) Group Two Allocation                              $27,737,584.83        $235,138,488.53       $0.00

      (d) Series 1995-2 Allocations                          $8,341,957.99         $70,716,877.66       $0.00

      (e) Class A Allocations                                $7,928,307.18         $67,210,255.63       $0.00

          Class B Allocations                                  $413,650.81          $3,506,622.03       $0.00

     4. Information Concerning the Series Principal Funding Accounts ("SPFA") Deposits into the SPFAs

                                This Due     Total    Deposit Deficit  Investment
                                 Period     Deposits     Amount          Income
          Series 1995-2          $0.00       $0.00        0.00           $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                  Total Payments
                                   Amount Paid    Deficit Amount   Through This
                                 This Due Period  This Due Period   Due Period
          Series 1995-2               $0.00           $0.00            $0.00

     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                             Deposits Into the
                                                 SIFAs This
                                                 DuePeriod      SIFA Balance
          Series 1995-2                        $2,877,194.17     $8,631,582.51

     7.   Pool Factors

                                                              This Due Period
          Class A                                                1.00000000

          Class B                                                1.00000000

     8.   Investor Charged-Off Amount

                                                                     Cumulative
                                                                      Investor
                                                                     Charged-Off
                                              This Due Period          Amount
      (a) Group One                           $52,947,185.20            $0.00

      (b) Group Two                            $9,106,191.58            $0.00

      (c) Series 1995-2                        $2,738,647.51            $0.00

      (d) Class A                              $2,602,846.81            $0.00

          Class B                                $135,800.70            $0.00

     9.   Investor Losses This Due Period

                                                                Per $1,000 of
                                                              Original Invested
                                                     Total        Principal
      (a) Group One                                  $0.00          $0.00

      (b) Group Two                                  $0.00          $0.00

      (c) Series 1995-2                              $0.00          $0.00

      (d) Class A                                    $0.00          $0.00

          Class B                                    $0.00          $0.00

     10.  Reimbursement of Investor Losses This Due Period

                                                                   Per $1,000 of
                                                                 Original Invested
                                                     Total        Principal
      (a) Group One                                  $0.00          $0.00

      (b) Group Two                                  $0.00          $0.00

      (c) Series 1995-2                              $0.00          $0.00

      (d) Class A                                    $0.00          $0.00

          Class B                                    $0.00          $0.00

     11.  Aggregate Amount of Unreimbursed Investor Losses

                                                                   Per $1,000 of
                                                                 Original Invested
                                                     Total        Principal
      (a) Group One                                  $0.00          $0.00

      (b) Group Two                                  $0.00          $0.00

      (c) Series 1995-2                              $0.00          $0.00

      (d) Class A                                    $0.00          $0.00

          Class B                                    $0.00          $0.00

     12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $16,959,661.13

      (b) Group Two                                            $2,916,666.67

      (c) Series 1995-2                                          $877,193.33

      (d) Class A                                                $833,333.33

          Class B                                                 $43,860.00

     13.  Class Available Subordinated Amount at the end of the Due Period

                                                                 As a Percentage
                                                                   of Class A
                                                   Total         Invested Amount
          Series 1995-2 Class B               $34,210,540.00         6.8421%

     14.  Total Available Credit Enhancement Amounts

                                                   Shared Amount   Class B Amount
          Maximum Amount                               $0.00       $15,789,480.00

          Available Amount                             $0.00       $15,789,480.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                        $0.00                $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $14,686,108,154.34

                              Delinquent Amount    Percentage of Ending
          Payment Status       Ending Balance     Receivables Outstanding
          30-59 days           $436,755,664.27            2.97%

          60-179 days          $647,052,142.22            4.41%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                     BY: ____________________________
                                               Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1995-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

          The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of August 1, 1995 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-2 Master Trust Certificates for the Distribution Date occurring on November 15, 1996:


     1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

     2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

     3.  The aggregate amount of Collections processed during the related Due
         Period is equal to                                                           $2,177,929,356.63

     4.  The aggregate amount of Class A Principal Collections processed during
         the related Due Period is equal to                                              $67,210,255.63

     5.  The aggregate amount of Class A Finance Charge Collections processed
         during the related Due Period is equal to                                        $7,928,307.18

     6a. The aggregate amount of Class A Principal Collections recharacterized as
         Series Yield Collections during the related Due Period is equal to                       $0.00

     6b. The aggregate amount of Class A Additional Funds for this Distribution
         date is equal to                                                                         $0.00

     7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

         (a)  with respect to the Class A Required Amount Shortfall                               $0.00
              is equal to

         (b)  with respect to the Class A Cumulative Investor Charged-Off                         $0.00
              Amount is equal to

         (c)  with respect to the Class A Investor Interest is equal to                           $0.00

     8.  The sum of all amounts payable to the Class A Certificateholders
         on the current Distribution Date is equal to                                             $0.00

      9.  The aggregate amount of Class B Principal Collections processed during
          the related Due Period is equal to                                            $3,506,622.03

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during the related Due Period is equal to                                       $413,650.81

     11a. The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to                    $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                      $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall                            $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off                      $0.00
               Amount is equal to

          (c)  with respect to the Class B Investor Interest is equal to                        $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                                          $0.00

     14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 1996.



                                  GREENWOOD TRUST COMPANY
                                    as Master Servicer

                                  By:_________________________
                                  Vice President, Director of Accounting,
                                  and Treasurer